EXHIBIT 8

                                  SUBSIDIARIES

Listed below are the significant subsidiaries within the NDS Group, all of which do business under their legal name:

Legal name                                          Jurisdiction of incorporation    Proportion of ownership interest

NDS Limited                                             Great Britain                    100%

News Datacom Limited                                    Great Britain                    100%

NDS Technologies Israel Limited                         Israel                           100%

NDS Americas, Inc.                                      USA                              100%

NDS Asia Pacific Limited                                Hong Kong                        100%

Orbis Technology Limited                                Great Britain                    100%

Digi-Media Vision Limited                               Great Britain                    100%

NDS Asia Pacific Pty Limited                            Australia                        100%

NDS Marketing Israel Limited                            Israel                           100%

NDS Beijing Information Technology Company              China                            100%

Visionik A/S                                            Denmark                           72.4%(1)

Fancy a Flutter Limited                                 Great Britain                     80%(2)


(1) Rights attaching to the equity of Visionik A/S give NDS 72.4% of the total equity and 96.3% of the voting power.

(2) Each vote carries one vote. The holder of the remaining 20% of the equity has a call option to purchase shares from NDS such that the Group's investment would be reduced to 50%. The option may be exercised during the period from 16 May 2004 to 15 June 2004, in which case the price will be(pound)1,350,000. Alternatively it may be exercised during the period 15 April 2005 to 15 May 2005, in which case the price will be(pound)3,500,000.


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